Exhibit 10.1
ENDOLOGIX, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED, SUBJECT TO STOCKHOLDER APPROVAL, BY RESOLUTION ADOPTED
BY THE BOARD OF DIRECTORS ON DECEMBER 11, 2008)
I. PURPOSE OF THE PLAN
     This 2006 Employee Stock Purchase Plan is intended to promote the interests of Endologix, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.
     Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.
II. ADMINISTRATION OF THE PLAN
     The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.
III. STOCK SUBJECT TO PLAN
     A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,058,734.
     B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, and (ii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.
IV. OFFERING PERIODS
     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
     B. The Initial Offering Period shall commence on the first business day in August 2006 and terminate on the last business day in December 2006. Each Offering Period thereafter shall be a six-month period from January 1 through June 30 and from July 1 through December 31.

     C. The Purchase Date shall be the last day of each Offering Period. The initial Purchase Date shall be the last business day in December 2006.
V. ELIGIBILITY
     Commencing August 1, 2006:
     A. Each individual who is an Eligible Employee on the start date of any Offering Period under the Plan may enter that Offering Period on such start date, provided he or she remains an Eligible Employee.
     B. Each individual who first becomes an Eligible Employee after the start date of an Offering Period may enter on the start date of the Offering Period that commences immediately after the date such individual first became an Eligible Employee, provided he or she remains an Eligible Employee.
     C. To participate in the Plan for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of such Offering Period.
VI. PAYROLL DEDUCTIONS
     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of one percent (1%) of the Compensation paid to the Participant during each Offering Period within that Offering Period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:
          1. The Participant may, at any time during the Offering Period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Offering Period.
          2. The Participant may, at any time during any Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Offering Period following the filing of such form.
     B. Payroll deductions shall begin on the first pay day following the start date of the Offering Period with respect to which an Eligible Employee elects to participate and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

     C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.
     D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.
VII. PURCHASE RIGHTS
     A. Grant of Purchase Right; Grant Date. A Participant shall be granted a separate purchase right for each Offering Period in which he or she participates. The purchase right shall be granted on the Grant Date and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such Offering Period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.
     B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Offering Period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.
     C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Grant Date with respect to that Offering Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.
     D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Offering Period ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date.
     E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

     F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:
          1. A Participant may, at any time prior to the next scheduled Purchase Date, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Offering Period in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.
          2. The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of such Offering Period.
          3. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Offering Period in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Offering Period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.
     G. Corporate Transaction. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Offering Period in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Grant Date of the Offering Period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction.
     The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.
     H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.
     I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
     J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.
VIII. ACCRUAL LIMITATIONS
     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the Grant Date) for each calendar year such rights are at any time outstanding.
     B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:
          1. The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the Offering Period on which such right remains outstanding.
          2. No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the Grant Date) for each calendar year such rights were at any time outstanding.
     C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions which the Participant made during that Offering Period with respect to such purchase right shall be promptly refunded.
     D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.
IX. EFFECTIVE DATE AND TERM OF THE PLAN
     A. The Plan was adopted by the Board on March 31, 2006, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial Offering Period hereunder shall be refunded.
     B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in June 2016, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the PIan following such termination.
X. AMENDMENT OF THE PLAN
     The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Offering Period. However, the Board may not, without the approval of the Corporation’s stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.
XI. GENERAL PROVISIONS
     A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.
     B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
     C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that states conflict-of-laws rules.

APPENDIX
     The following definitions shall be in effect under the Plan:
     A. Board shall mean the Corporation’s Board of Directors.
     B. Code shall mean the Internal Revenue Code of 1986, as amended.
     C. Common Stock shall mean the Corporation’s common stock.
     D. Compensation shall mean the total amount required to be reported on a Form W-2, including any elective deferrals or other payroll deductions with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Code, issued to an employee by the Company.
     E. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.
     F. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:
          1. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
          2. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.
     G. Corporation shall mean Endologix, Inc., a Delaware corporation.
     H. Eligible Employee shall mean any person who is employed by the Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).
     I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          1. If the Common Stock is then listed or admitted to trading on a Stock Exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal Stock Exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Stock Exchange on the next preceding day on which a sale occurred.
          2. If the Common Stock is not then listed or admitted to trading on a Stock Exchange which reports closing sale prices, the Fair Market

Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.
          3. If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties
     J. Grant Date shall mean the start date of each Offering Period. The initial Grant Date shall be the first business day in August 2006.
     K. Initial Offering Period shall mean the five-month period from August 1, 2006 through December 31, 2006.
     L. 1933 Act shall mean the Securities Act of 1933, as amended.
     M. Offering Period shall mean a six-month period from January 1 through June 30 and from July 1 through December 31.
     N. Participant shall mean any Eligible Employee of the Corporation who is actively participating in the Plan.
     O. Plan shall mean the Corporation’s 2006 Employee Stock Purchase Plan, as set forth in this document.
     P. Plan Administrator shall mean the Board of Directors or a committee of two (2) or more Board members appointed by the Board to administer the Plan.
     Q. Purchase Date shall mean the last business day of each Offering Period. The initial Purchase Date shall be the last business day in December 2006.
     R. Stock Exchange shall mean any of the following: the NYSE Amex Equities, the New York Stock Exchange, or the NASDAQ Stock Market LLC.